UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2009

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6166 Nancy Ridge Drive, San Diego, CA

San Diego, CA 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 453-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., and its wholly owned subsidiaries, unless the context otherwise provides.

Item 2.02	Results of Operations and Financial Condition.

Our cash, cash equivalents and short-term investments available for sale was approximately $39.6 million as of June 30, 2009.

Item 8.01	Other Events.

We are filing the following information with the Securities and Exchange Commission for the purpose of updating certain aspects of our publicly disclosed descriptions of our capital stock, outstanding shares, intellectual property and risk factors.

DESCRIPTION OF CAPITAL STOCK

Our amended and restated certificate of incorporation, as amended, authorizes us to issue 242,500,000 shares of common stock, par value $.0001 per share, and 7,500,000 shares of preferred stock, par value $.0001 per share.

OUTSTANDING SHARES

As of July 6, 2009, the number of shares of our common stock outstanding was 80,124,580. This outstanding share number does not include, as of July 6, 2009:

•	1,222,050 shares of common stock issuable upon the exercise of outstanding warrants at an exercise price of $6.98 per share;

•	916,213 shares of common stock issuable upon the exercise of outstanding warrants at an exercise price of $14.03 per share;

•	28,000,000 shares of common stock issuable upon the exercise of outstanding warrants at an exercise price of $5.42 per share;

•	7,283,823 shares of common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $8.95 per share;

•	1,737,750 performance-based restricted stock unit awards outstanding under our 2006 Long-Term Incentive Plan, as amended;

•	6,488,112 shares of common stock available for future issuance under our 2009 Long-Term Incentive Plan;

•	1,412,311 shares of common stock available for future issuance under our 2009 Employee Stock Purchase Plan; and

•	101,669 shares of common stock available for future issuance under our Deferred Compensation Plan.

INTELLECTUAL PROPERTY

As of July 6, 2009, we owned issued patents that cover compositions of matter for lorcaserin and related compounds and methods of treatment utilizing lorcaserin and related compounds in 61 jurisdictions, including the United States, Japan, Germany, France, the United Kingdom, Italy, Spain China, and Canada, and had applications pending in approximately 10 other jurisdictions, of which those with the largest pharmaceutical markets were Brazil and Poland. Based on sales statistics provided by IMS Health, the jurisdictions where lorcaserin patents have been issued accounted for more than 94% of global pharmaceutical sales in 2006, while jurisdictions where lorcaserin patents remain pending accounted for more than 2% of global pharmaceutical sales in that same year. The patent on lorcaserin issued by the United States Patent and Trademark Office is serial number US 6,953,787 and the corresponding patent granted by the European Patent Office is serial number EP 1 411 881 B1. Other of our lorcaserin patent applications, including those directed to the lorcaserin HCl salt, the hemihydrate of the lorcaserin HCl salt as well as its crystalline forms, synthetic routes and intermediates useful in the manufacturing of lorcaserin and pharmaceutical combinations of lorcaserin and phentermine, have all been filed in a lesser number of commercially important jurisdictions. The earliest priority date for the patents on lorcaserin is 2002. The terms of these patents are capable of continuing into 2023 in most jurisdictions without taking into account (i) any patent term adjustment or extension regimes of any country or (ii) any additional term of exclusivity we might obtain by virtue of the later filed patent applications.

As of July 6, 2009, we owned, in part or in whole, or had exclusively licensed the following patents: 31 in the United States, 7 in Japan, 19 in Germany, 19 in France, 19 in the United Kingdom, 17 in Italy, 17 in Spain, 2 in Canada, 7 in China, and approximately 626 in other jurisdictions. In addition, as of July 6, 2009, we had approximately 1,173 patent applications before the United States Patent and Trademark Office, foreign patent offices and international patent authorities. These patents and patent applications are divided into 97 distinct families of related patents that are directed to chemical compositions of matter, methods of treatment using chemical compositions, GPCR genes, CART, Melanophore technology, or other novel screening methods. One of our patent families was exclusively in-licensed and contains a single issued patent. Eighty-eight of our patent families, which include a total of about 665 patents and 1,106 patent applications, were invented solely by our employees. Seven of our patent families, which include a total of about 90 patents and 59 patent applications, were the subject of joint inventions by our employees and the employees of other entities. The remaining patent family which includes 8 pending applications and no patents was invented by the employees of a contract research organization and assigned in its entirety to us. There is no assurance that any of our patent applications will issue, or that any of the patents will be enforceable or will cover a drug or other commercially significant product or method. Except for the US patents relating to our Melanophore technology, the term of most of our other current patents commenced, and most of our future patents, if any, will commence, on the date of issuance and terminate 20 years from the earliest effective filing date of the patent application. Since our US Melanophore patents were issued under now superseded rules that provided a patent term of 17 years from the date of issuance, the term of these patents is scheduled to end in 2012. Because the time from filing a patent application relating to our business to the issuance, if ever, of the patent is often more than three years and because any marketing and regulatory approval for a drug often occurs several years after the related patent application is filed, the resulting market exclusivity afforded by any patent on our drug candidates and technologies may be substantially less than 20 years. In the United States, the European Union and some other jurisdictions, patent term extensions are available for certain delays in either patent office proceedings or marketing and regulatory approval processes. However, due to the specific requirements for obtaining these extensions, there is no assurance that our patents will be afforded extensions even if we encounter significant delays in patent office proceedings or marketing and regulatory approval.

RISK FACTORS

You should consider carefully the following information about the risks described below, together with all of the other information included in this Current Report and in our other filings with the Securities and Exchange Commission, before making any investment decisions regarding our securities. If any of the following risks actually occurs, our business, financial condition, results of operations and future growth prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock would likely decline, and you may lose all or part of the money you paid to buy our securities.

Additional Risks Related to Our Business

We have significant indebtedness and debt service obligations as a result of our $100 million secured loan, which may adversely affect our cash flow, cash position and stock price.

We substantially increased our total debt and debt service obligations when we received a $100 million secured loan on July 6, 2009. This loan matures on June 17, 2013, and the outstanding principal accrues interest at a rate of 7.75% per annum, payable quarterly in arrears. The principal is required to be repaid as follows: $10 million in July 2010 (which is expected to be satisfied by a principal payment to be made immediately following a pending offering of our common stock), $20 million in July 2011, $30 million in July 2012, and the remainder at maturity. We also may be required to make the scheduled repayments earlier in connection with certain equity issuances. In addition, we are required to make mandatory prepayments of the loan upon certain changes of control and in the event we issue equity securities (other than certain exempted issuances) at a price of less than $2.00 per share.

On or before June 17, 2011, the lender may elect to provide us with an additional loan in a principal amount of up to $20 million under the same terms as the $100 million loan, with the additional loan also maturing on June 17, 2013.

In the future, if we are unable to generate cash from operations sufficient to meet these debt obligations, we will need to obtain additional funds from other sources, which may include one or more financings. However, we may be unable to obtain sufficient additional funds when we need them, on favorable terms or at all. The sale of equity or convertible debt securities in the future may be dilutive to our stockholders, and debt-financing arrangements may require us to enter into covenants that would restrict certain business activities or our ability to incur further indebtedness, and may contain other terms that are not favorable to our stockholders or us.

Also, if we are unable to generate cash from operations or obtain additional funds from other sources sufficient to meet these debt obligations, or we need to use existing cash to fund these debt obligations, we may have to delay or curtail some or all of our research, development and commercialization programs or sell or license some or all of our assets. Our indebtedness could have significant additional negative consequences, including, without limitation:

•	increasing our vulnerability to general adverse economic conditions;

•	limiting our ability to obtain additional funds; and

•	placing us at a possible competitive disadvantage to less leveraged competitors and competitors that have better access to capital resources.

If an event of default occurs under our loan documents, including in certain circumstances the warrants issued in connection with the loan transaction, the lender may declare the outstanding principal balance and accrued but unpaid interest owed to it immediately due and payable, which would have a material adverse affect on our financial position. We may not have sufficient cash to satisfy this obligation. Also, if a default occurs under our $100 million loan, and we are unable to repay the lender, the lender could seek to enforce its rights under its security interest in substantially all of our assets. If this were to happen, we may lose some or all of our assets in order to satisfy our debt, which could cause our business to fail.

Additional Risks Related to Our Securities

There are a substantial number of shares of our common stock eligible for future sale in the public market, and the sale of these shares could cause the market price of our common stock to fall.

There were 80,124,580 shares of our common stock outstanding as of July 6, 2009. We also had outstanding as of July 6, 2009 a seven-year warrant issued in June 2006 to purchase 916,213 shares of our common stock at an exercise price of $14.03 per share and a seven-year warrant issued in August 2008 to purchase 1,222,050 shares of our common stock at an exercise price of $6.98 per share. Such warrants were adjusted, as a result of certain equity sales following their issuance, to decrease the exercise price and increase the number of shares issuable upon exercise of the warrants. Future equity sales below the pre-defined warrant adjustment price may result in additional adjustments to any such warrants then outstanding.

On July 6, 2009, in connection with our receipt of a $100 million loan, we issued warrants to purchase 28,000,000 shares of our common stock at an exercise price of $5.42 per share. In addition, in certain circumstances we may be obligated to issue additional warrants to purchase up to 5,600,000 shares of common stock at an exercise price of $5.42 per share. All of these warrants are exercisable until June 17, 2013. We have agreed to file a registration statement covering the resale of all of the shares underlying these warrants.

In addition to our outstanding warrants, as of July 6, 2009, there were (i) options to purchase 7,283,823 shares of our common stock outstanding under our equity incentive plans at a weighted-average exercise price of $8.95, (ii) 1,737,750 performance-based restricted stock unit awards outstanding under our 2006 Long-Term Incentive Plan, as amended, (iii) 6,488,112 additional shares of common stock remaining issuable under our 2009 Long-Term Incentive Plan, (iv) 1,412,311 shares of common stock remaining issuable under our 2009 Employee Stock Purchase Plan, and (v) 101,669 shares of common stock remaining issuable under our Deferred Compensation Plan.

The shares described above, when issued, will be available for immediate resale in the public market. The market price of our common stock could decline as a result of such resales due to the increased number of shares available for sale in the market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARENA PHARMACEUTICALS, INC.

Dated: July 8, 2009	By:	/s/ Steven W. Spector
Steven W. Spector
Senior Vice President, General Counsel and Secretary